Exhibit 4.3

NUMBER -	(SEE REVERSE SIDE FOR LEGEND) THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M. NEW YORK CITY TIME, , 20	WARRANTS

MADISON SQUARE CAPITAL, INC.

CUSIP

WARRANT

THIS CERTIFIES THAT, for value received                                                   is the registered holder of a Warrant or Warrants expiring at 5:00 p.m., New York time, on             , 20     or earlier upon redemption (the “Warrant”) to purchase one (1) fully paid and non-assessable share (“Share(s)”) of common stock, par value $0.01 per share (“Common Stock”), of Madison Square Capital, Inc., a Maryland corporation (the “Company”), for each Warrant represented by this Warrant Certificate. The Warrant is governed by the Warrant Agreement, dated as of             , 2010 (the “Warrant Agreement”), between the Company and Registrar and Transfer Company, as Warrant Agent, and is subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Capitalized terms used but not defined herein have the meanings give to such terms in the Warrant Agreement.

The Warrant entitles the holder thereof to purchase from the Company, commencing on the date the Common Stock and Warrants comprising units of the Company issued pursuant to that certain Underwriting Agreement, by and between the Company, Lazard Capital Markets LLC and Stifel, Nicolaus & Company, Incorporated, dated as             , 20     (the “Units”), are permitted to be transferred separately, such number of Shares of the Company at the price of $         per share (subject to adjustment), upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, Registrar and Transfer Company, but only subject to the conditions set forth herein and in the Warrant Agreement. The Common Stock and Warrants comprising the Units are not transferable separately prior to             , 2010, subject to earlier separation in the discretion of Lazard Capital Markets LLC and Stifel, Nicolaus & Company, Incorporated. Subject to Section 7.4 of the Warrant Agreement, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant and shall have no obligation to settle a Warrant exercise unless a registration statement under the Securities Act of 1933, as amended (the “Act”), with respect to the Common Stock is effective and a current prospectus relating to the Common Stock is available, or in the opinion of counsel to the Company, the exercise of the Warrant is exempt from the registration requirements of the Act and the Common Stock is qualified for sale or exempt from qualification under applicable securities laws of the state or other jurisdiction in which the holder hereof resides. In the event that a registration statement with respect to the Common Stock underlying a Warrant is not effective under the Act and a current prospectus relating to such Common Stock is not available, the holder of such Warrant shall not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. No Warrant may be exercised if it would cause the holder to Beneficially Own or Constructively Own, within the meaning of the Company’s charter, outstanding Common Stock in excess of the Stock Ownership Limit or Excepted Holder Limit. In no event will the Company be required to net cash settle the warrant exercise. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted.

No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, pay an amount in cash equal to the fair market value on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or the registered holder’s assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered to the Warrant Agent with a written request for exchange, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, without payment of any service charge, for another Warrant Certificate or Warrant Certificates representing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

The Company reserves the right to call the Warrant at any time prior to its exercise, with a notice of call in writing to the holders of record of the Warrant, giving 30 days’ notice of such call at any time after the Warrant becomes exercisable if the reported last sale price of the Shares equals or exceeds $         per share for any 20 trading days within any 30 trading day period ending on the third business day prior to the date on which notice of such call is given. The call price of the Warrants is to be $0.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $0.01 call price.

By:
	Secretary	Chairman of the Board

EXERCISE FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise                      Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants represented by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received,                                                               hereby sell, assign, and transfer unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

                    of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint                                          Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
(SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE NEW YORK STOCK EXCHANGE, NYSE AMEX EQUITIES, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.